UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 9, 2009

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Crocs, Inc. (the “Company”) entered into an employment agreement dated February 9, 2009 with John P. McCarvel, the Company’s Chief Operating Officer and Executive Vice President.

The employment agreement provides that Mr. McCarvel will receive an annual base salary of $600,000, subject to annual adjustments. Mr. McCarvel will also be eligible for a bonus pursuant to the Company’s 2008 Cash Incentive Plan (“Bonus Plan”) based on performance criteria established by the compensation committee of the Company’s board of directors. Mr. McCarvel’s bonus target under the Bonus Plan will be 80% of his annual base salary. At the discretion of the compensation committee,  Mr. McCarvel will also be eligible to receive equity awards under the Company’s 2007 Equity Incentive Plan. In addition, Mr. McCarvel will be entitled to participate in all employee benefit plans and programs generally available to the Company’s executives, including the Company’s 2007 Senior Executive Deferred Compensation Plan. The term of the employment agreement is two years (the “Term”).

The employment agreement also provides that if Mr. McCarvel is terminated by the Company involuntarily without cause during the Term he will receive: (A) all base salary that would have been paid to him had he remained employed by the Company for the remainder of the Term; (B) the bonus payment that would have been paid to him in accordance with the terms and conditions of the Bonus Plan for the year in which he was terminated, to be paid at its regularly scheduled time; and (C) if the Bonus Plan payment criteria for Mr. McCarvel were not established for a fiscal year at the time of Mr. McCarvel’s termination, the target Bonus Plan payment set forth above that would have been paid to him had he remained employed by the Company for the remainder of the Term. In addition, if Mr. McCarvel is terminated by the Company involuntarily without cause during the Term, all unvested Company stock options held by Mr. McCarvel will immediately vest and all stock options held by Mr. McCarvel will remain exercisable for one year following the termination.

The employment agreement requires Mr. McCarvel to maintain confidential information regarding the Company and to assign certain inventions and intellectual property to the Company. During his employment with the Company and for the remainder of the Term after the termination of his employment with the Company, Mr. McCarvel will be restricted from participating in certain competitive businesses. During his employment with the Company and for a period of twelve months after the termination of his employment with the Company, Mr. McCarvel will be restricted from soliciting customers of the Company.

The summary of the employment agreement is qualified by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement dated February 9, 2009 by and between Crocs, Inc. and John McCarvel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: February 13, 2009	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice
President - Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated February 9, 2009 by and between Crocs, Inc. and John McCarvel.